Parker Drilling Reports 2019 Third Quarter Results
HOUSTON, November 5, 2019 - Parker Drilling Company (NYSE: PKD) today announced results for the third quarter ended September 30, 2019, which included a net income of $4.0 million, or diluted earnings of $0.27 per share, on revenues of $160.1 million. Third quarter Adjusted EBITDA was $36.6 million (1).
Gary Rich, the Company’s President and CEO, said, “Despite the challenging industry environment, we achieved strong third quarter results and took additional steps toward strengthening our balance sheet by paying down $35 million of debt, which will provide significant interest savings going forward, while maintaining ample liquidity as our cash balance is over $100 million at the end of the quarter.
“Our U.S. rental tools segment results decreased as expected during the period, due to declining U.S. land activity, but was partially offset by improved deepwater performance.
"Strategically, our Company’s international presence bodes well for the burgeoning up-cycle, both in our drilling and rental tools businesses. Through nine months, our year over year International and Alaska Drilling and International Rental Tools segments revenue have increased 38.6 percent and 17.0 percent, respectively, and we continue to see high levels of tendering activity and new project awards.”
Mr. Rich added, “We are very pleased to have received several significant contract awards since the end of the second quarter - all aligned with our focus on capital efficiency. Among these awards are two long-term projects allowing idle drilling rigs to return to service, one new O&M project, and a number of meaningful contract extensions.”
Third Quarter Review
Parker Drilling’s revenues for the 2019 third quarter, compared with the 2019 second quarter, increased 2.6 percent to $160.1 million from $156.0 million. Operating gross margin, excluding depreciation and amortization expense (the “gross margin”) decreased 1.8 percent to $42.6 million from $43.4 million and gross margin as a percentage of revenues was 26.6 percent, compared with 27.8 percent for the 2019 second quarter.
Rental Tools Services
For the Company’s rental tools services business, which is comprised of the U.S. rental tools and international rental tools segments, third quarter revenues decreased 2.4 percent to $73.3 million from $75.1 million for the second quarter. Gross margin decreased 9.9 percent to $27.6 million from $30.6 million, and gross margin as a percentage of revenues was 37.6 percent compared with 40.8 percent for the prior period.
U.S. Rental Tools
U.S. rental tools segment revenues decreased 7.0 percent to $49.3 million in the 2019 third quarter from $52.9 million for the 2019 second quarter. Gross margin decreased 14.2 percent to $23.7 million in the third quarter, compared with gross margin of $27.7 million in the 2019 second quarter. Revenues and gross margin decreased in the third quarter primarily as a result of lower customer activity in U.S. land and shelf rentals.
International Rental Tools
International rental tools segment revenues increased 8.6 percent to $24.1 million in the 2019 third quarter from $22.2 million for the 2019 second quarter. Gross margin increased 30.5 percent to $3.8 million in the third quarter, compared with gross margin of $2.9 million in the 2019 second quarter. Improvement in revenues and gross margin resulted from the recognition of project awards in well intervention and increases in surface and tubular activity.

(1)
Adjusted EBITDA is a non-GAAP financial measure. See the reconciliation and table of net income/(loss) to EBITDA and Adjusted EBITDA later in this release for more information on non-GAAP financial measures.

Drilling Services
For the Company’s drilling services business, which is comprised of the U.S. (lower 48) drilling and International & Alaska drilling segments, third quarter revenues increased 7.2 percent to $86.8 million from $80.9 million for the second quarter. Gross margin increased 17.6 percent to $15.0 million from $12.8 million, and gross margin as a percentage of revenues was 17.3 percent compared with 15.8 percent for the prior period.
U.S. (Lower 48) Drilling
U.S. (lower 48) drilling segment revenues increased 16.1 percent to $14.5 million in the 2019 third quarter from $12.5 million for the 2019 second quarter. Gross margin increased 54.1 percent to $3.9 million in the third quarter, compared with gross margin of $2.6 million in the 2019 second quarter. Third quarter revenues and gross margin were primarily driven by increased utilization of our inland barge rig fleet and favorable O&M activity.
International & Alaska Drilling
International & Alaska drilling segment revenues increased 5.6 percent to $72.3 million in the 2019 third quarter from $68.5 million for the 2019 second quarter. Gross margin increased 8.5 percent to $11.1 million in the third quarter, compared with gross margin of $10.2 million in the 2019 second quarter. Revenues and gross margin were primarily driven by activity increases in Mexico as well as O&M operations in Sakhalin Island, Russia and offset by lower utilization in the Kurdistan Region of Iraq.
Consolidated
General and administrative expense was $6.0 million for the 2019 third quarter. Total liquidity at the end of the quarter, was $125.8 million, consisting of $101.1 million in cash and cash equivalents and $24.7 million available under the Company’s credit facility.
Capital expenditures in the third quarter were $21.7 million, primarily related to the Company’s rentals tools services business.

Conference Call
Parker Drilling has scheduled a conference call for 10:00 a.m. Central Time (11:00 a.m. Eastern Time) on Wednesday, November 6, 2019, to review third quarter results. The call will be available by telephone by dialing (+1) (412) 902-0003 and asking for the Parker Drilling Third Quarter Conference Call. The call can also be accessed through the Investor Relations section of the Company’s website. A replay of the call can be accessed on the Company’s website for 12 months and will be available by telephone through November 13, 2019 at (+1) (201) 612-7415, conference ID 13695493#.
Cautionary Statement
This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”). All statements contained in this news release, other than statements of historical facts, are forward-looking statements for purposes of these provisions. In some cases, you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “outlook,” “may,” “should,” “plan,” “seek,” “forecast,” “target,” “will,” and “would” or similar words. Forward-looking statements are based on certain assumptions and analyses we make in light of our experience and perception of historical trends, current conditions, expected future developments, and other factors we believe are relevant. Although we believe our assumptions are reasonable based on information currently available, those assumptions are subject to significant risks and uncertainties, many of which are outside our control. Each forward-looking statement speaks only as of the date of this news release, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. You should be aware that certain events could have a material adverse effect on our business, results of operations, financial condition, and cash flows. For more information about such events, see “Risk Factors” described in Item 1A. of the Company’s Annual Report filed on Form 10-K, and the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2019, along with additional risk factors described from time to time in our SEC filings.

This news release contains non-GAAP financial measures as defined by SEC Regulation G. A reconciliation of each such measure to its most directly comparable U.S. Generally Accepted Accounting Principles (GAAP) financial measure, together with an explanation of why management believes that these non-GAAP financial measures provide useful information to investors, is provided in the following tables.
Company Description
Parker Drilling provides drilling services and rental tools to the energy industry. The Company's Drilling Services business serves operators through the use of Parker-owned and customer-owned rig fleets in select U.S. and international markets, specializing in remote and harsh environment regions. The Company's Rental Tools Services business supplies premium equipment and well services to operators on land and offshore in the U.S. and international markets. More information about Parker Drilling can be found on the Company's website at www.parkerdrilling.com.

Contact: Nick Henley, Director, Investor Relations, (+1) (281) 406-2082, nick.henley@parkerdrilling.com.

PARKER DRILLING COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(Dollars in Thousands)

	Successor	Predecessor
	September 30, 2019	December 31, 2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$101,106	$48,602
Restricted cash	—	10,389
Accounts and notes receivable, net of allowance for bad debts	167,236	136,437
Rig materials and supplies	22,367	36,245
Other current assets	28,380	35,231
Total current assets	319,089	266,904
Property, plant and equipment, net of accumulated depreciation	297,213	534,371
Intangible assets, net	15,117	4,821
Deferred income taxes	4,608	2,143
Other non-current assets	31,630	20,175
Total assets	$667,657	$828,414

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Debtor in possession financing	$—	$10,000
Accounts payable and accrued liabilities	107,638	75,063
Accrued income taxes	6,352	3,385
Total current liabilities	113,990	88,448
Long-term debt	177,032	—
Other long-term liabilities	15,328	11,544
Long-term deferred tax liability	6,491	510
Commitments and contingencies
Total liabilities not subject to compromise	312,841	100,502
Liabilities subject to compromise	—	600,996
Total liabilities	312,841	701,498
Stockholders' equity:
Predecessor preferred stock	—	500
Predecessor common stock	—	1,398
Predecessor capital in excess of par value	—	766,347
Predecessor accumulated other comprehensive income (loss)	—	(6,879)
Successor common stock	150	—
Successor capital in excess of par value	345,831	—
Successor accumulated other comprehensive income (loss)	205	—
Retained earnings (accumulated deficit)	8,630	(634,450)
Total stockholders’ equity	354,816	126,916
Total liabilities and stockholders’ equity	$667,657	$828,414

PARKER DRILLING COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Dollars in Thousands, Except Per Share Data)
(Unaudited)

	Successor		Predecessor
	Three Months Ended September 30,	Three Months Ended June 30,	Three Months Ended September 30,
	2019	2019	2018
Revenues	$160,083	$156,031	$123,395
Expenses:
Operating expenses	117,486	112,649	93,943
Depreciation and amortization	20,329	20,391	27,520
	137,815	133,040	121,463
Total operating gross margin	22,268	22,991	1,932
General and administrative expense	(5,983)	(5,610)	(14,495)
Loss on impairment	—	—	(43,990)
Gain (loss) on disposition of assets, net	(92)	(53)	9
Reorganization items	(211)	(962)	—
Total operating income (loss)	15,982	16,366	(56,544)
Other income (expense):
Interest expense	(7,118)	(7,663)	(11,350)
Interest income	362	374	23
Other	(258)	(644)	(709)
Total other income (expense)	(7,014)	(7,933)	(12,036)
Income (loss) before income taxes	8,968	8,433	(68,580)
Income tax expense	4,979	3,792	2,371
Net income (loss)	3,989	4,641	(70,951)
Less: Predecessor preferred stock dividend	—	—	906
Net income (loss) available to common stockholders	$3,989	$4,641	$(71,857)
Basic earnings (loss) per common share:	$0.27	$0.31	$(7.70)
Diluted earnings (loss) per common share:	$0.27	$0.31	$(7.70)
Number of common shares used in computing earnings per share:
Basic	15,044,739	15,044,739	9,334,390
Diluted	15,044,739	15,044,739	9,334,390

PARKER DRILLING COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Dollars in Thousands, Except Per Share Data)
(Unaudited)

	Successor	Predecessor
	Six Months Ended September 30,	Three Months Ended March 31,	Nine Months Ended September 30,
	2019	2019	2018
Revenues	$316,114	$157,397	$351,673
Expenses:
Operating expenses	230,135	120,871	277,111
Depreciation and amortization	40,720	25,102	83,205
	270,855	145,973	360,316
Total operating gross margin	45,259	11,424	(8,643)

General and administrative expense	(11,593)	(8,147)	(28,984)
Loss on impairment	—	—	(43,990)
Gain (loss) on disposition of assets, net	(145)	384	(126)
Reorganization items	(1,173)	(92,977)	—
Total operating income (loss)	32,348	(89,316)	(81,743)
Other income (expense):
Interest expense	(14,781)	(274)	(33,787)
Interest income	736	8	76
Other	(902)	(10)	(1,609)
Total other income (expense)	(14,947)	(276)	(35,320)
Income (loss) before income taxes	17,401	(89,592)	(117,063)
Income tax expense	8,771	656	5,561
Net income (loss)	8,630	(90,248)	(122,624)
Less: Predecessor preferred stock dividend	—	—	2,719
Net income (loss) available to common stockholders	$8,630	$(90,248)	$(125,343)
Basic earnings (loss) per common share:	$0.57	$(9.63)	$(13.49)
Diluted earnings (loss) per common share:	$0.57	$(9.63)	$(13.49)
Number of common shares used in computing earnings per share:
Basic	15,044,739	9,368,322	9,292,858
Diluted	15,044,739	9,368,322	9,292,858

PARKER DRILLING COMPANY AND SUBSIDIARIES
SELECTED FINANCIAL DATA
(Dollars in Thousands)
(Unaudited)

	Successor		Predecessor
	Three Months Ended September 30,	Three Months Ended June 30,	Three Months Ended September 30,
	2019	2019	2018
Revenues:
U.S. rental tools	$49,256	$52,936	$50,944
International rental tools	24,067	22,155	20,151
Total rental tools services	73,323	75,091	71,095
U.S. (lower 48) drilling	14,487	12,479	4,530
International and Alaska drilling	72,273	68,461	47,770
Total drilling services	86,760	80,940	52,300
Total revenues	160,083	156,031	123,395

Operating expenses:
U.S. rental tools	25,513	25,267	21,949
International rental tools	20,243	19,224	18,773
Total rental tools services	45,756	44,491	40,722
U.S. (lower 48) drilling	10,549	9,923	5,701
International and Alaska drilling	61,181	58,235	47,520
Total drilling services	71,730	68,158	53,221
Total operating expenses	117,486	112,649	93,943

Operating gross margin, excluding depreciation and amortization:
U.S. rental tools	23,743	27,669	28,995
International rental tools	3,824	2,931	1,378
Total rental tools services	27,567	30,600	30,373
U.S. (lower 48) drilling	3,938	2,556	(1,171)
International and Alaska drilling	11,092	10,226	250
Total drilling services	15,030	12,782	(921)
Total operating gross margin, excluding depreciation and amortization	42,597	43,382	29,452
Depreciation and amortization	(20,329)	(20,391)	(27,520)
Total operating gross margin	$22,268	$22,991	$1,932

PARKER DRILLING COMPANY AND SUBSIDIARIES
ADJUSTED EBITDA
(Dollars in Thousands)
(Unaudited)

	Successor		Predecessor
	Three Months Ended		Three Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Net income (loss) available to common stockholders	$3,989	$4,641	$(90,248)	$(43,073)	$(71,857)
Interest expense	7,118	7,663	274	8,778	11,350
Income tax expense	4,979	3,792	656	2,235	2,371
Depreciation and amortization	20,329	20,391	25,102	24,340	27,520
Predecessor preferred stock dividend	—	—	—	—	906
EBITDA	36,415	36,487	(64,216)	(7,720)	(29,710)
Adjustments:
Loss on impairment	—	—	—	6,708	43,990
(Gain) loss on disposition of assets, net	92	53	(384)	1,598	(9)
Pre-petition restructuring charges (1)	—	—	—	11,411	7,724
Reorganization items	211	962	92,977	9,789	—
Interest income	(362)	(374)	(8)	(15)	(23)
Other	258	644	10	414	709
Adjusted EBITDA (1) (2)	$36,614	$37,772	$28,379	$22,185	$22,681

(1)	Pre-petition restructuring charges have been allocated to the respective period in which the expense was incurred. Accordingly adjusted EBITDA will differ from what was reported previously.

(2)
We believe Adjusted EBITDA is an important measure of operating performance because it allows management, investors, and others to evaluate and compare our core operating results from period to period by removing the impact of our capital structure (interest expense from our outstanding debt), asset base (depreciation and amortization), remeasurement of foreign currency transactions, tax consequences, impairment and other special items. Special items include items impacting operating expenses that management believes detract from an understanding of normal operating performance. Management uses Adjusted EBITDA as a supplemental measure to review current period operating performance and period to period comparisons. Our Adjusted EBITDA may not be comparable to a similarly titled measure of another company because other entities may not calculate EBITDA in the same manner. EBITDA and Adjusted EBITDA are not measures of financial performance under U.S. Generally Accepted Accounting Principles (GAAP), and should not be considered in isolation or as an alternative to operating income or loss, net income or loss, cash flows provided by or used in operating, investing, and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

PARKER DRILLING COMPANY AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EARNINGS PER SHARE
(Dollars in Thousands, except Per Share)
(Unaudited)

	Successor		Predecessor
	Three Months Ended September 30,	Three Months Ended June 30,	Three Months Ended September 30,
	2019	2019	2018
Net income (loss) available to common stockholders	$3,989	$4,641	$(71,857)
Diluted earnings (loss) per common share	$0.27	$0.31	$(7.70)

Adjustments:
Loss on impairment	$—	$—	$43,990
Net adjustments	—	—	43,990

Adjusted net income (loss) available to common stockholders (1)	$3,989	$4,641	$(27,867)
Adjusted diluted earnings (loss) per common share (1)	$0.27	$0.31	$(2.99)

(1)
We believe Adjusted net income (loss) available to common stockholders and Adjusted diluted earnings (loss) per common share are useful financial measures for investors to assess and understand operating performance for period to period comparisons. Management views the adjustments to Net income (loss) available to common stockholders and Diluted earnings (loss) per common share to be items outside of the Company’s normal operating results. Adjusted net income (loss) available to common stockholders and Adjusted diluted earnings (loss) per common share are not measures of financial performance under GAAP, and should not be considered in isolation or as an alternative to Net income (loss) available to common stockholders or Diluted earnings (loss) per common share.